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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 17, 2004 (except for Note 13 and the second paragraph of Note 1, as to which the date is December 23, 2004) in Amendment No. 8 to the Registration Statement (Form S-1 No. 333-111193) and related Prospectus of Peninsula Pharmaceuticals, Inc. for the registration of 5,750,000 shares of its common stock.


                                                       /s/ Ernst & Young LLP

Palo Alto, California

December 23, 2004